UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 30, 2013 (December 30, 2013)

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7431

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 30, 2013, MGT Capital Investments, Inc. (the “Company”) entered into an At the Market Offering Agreement (the “Agreement”) with Ascendiant Capital Markets, LLC (the “Manager”).

Pursuant to the Agreement, the Company may offer and sell shares of its common stock (the “Shares”) having an aggregate offering price of up to $8,500,000 from time to time through the Manager. The Shares sold in the offering will be issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-182298) previously filed with the Securities and Exchange Commission (the “SEC”) in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), as supplemented by a prospectus supplement dated December 30, 2013 for the sale of up to $8.5 million of Shares, which the Company filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.

The Manager is not required to sell any specific number or dollar amount of Shares but will use its commercially reasonable efforts, as the Company's agent and subject to the terms of the Agreement, to sell the Shares offered, as instructed by the Company. Such instructions will include notice as to the maximum amount of shares of the Company’s common stock to be sold by the Manager on a daily basis and the minimum price per share at which such shares may be sold, which price per share shall not be less than $2.50, subject to adjustment for reverse and forward stock splits and the like.

The Agreement provides that the Company will pay the Manager a fee of 3.0% of the gross sales price of any Shares sold through the Manager. The Agreement contains customary representations, warranties and agreements of the Company and the Manager and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions.

The Company intends to use the net proceeds from any sales of Shares in the offering for working capital, capital expenditures, and general business purposes. The Company's management will have significant flexibility in applying the net proceeds of this offering.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Sales Agreement and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1	At the Market Offering Agreement by and between the Company and Ascendiant Capital Markets, LLC dated December 30, 2013
23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in Opinion of Sichenzia Ross Friedman Ference LLP filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 30, 2013

MGT Capital Investments, Inc.

By:	/s/ Robert B. Ladd
Name:	Robert B. Ladd
Title:	President and Chief Executive Officer